                   CONSENT TO AMEND INDENTURE, BONDS AND WARRANTS


       This Consent to Amend Indenture, Bonds and Warrants is entered into as of March 25, 1998 by and between Trans World Gaming Corp. (the "Parent"), Trans World Gaming of Louisiana Inc. (the "Subsidiary"), U.S. Trust Company of Texas, N.A., solely in its capacity as Indenture Trustee (the "Trustee") and the undersigned (the "Holder"). The Parent and the Subsidiary shall be referred to herein as the "Company". Exhibits attached hereto are by this reference incorporated herein.

                                     BACKGROUND

       1. Pursuant to that certain Subscription Agreement dated July 1, 1996, those parties listed on Exhibit "A" hereto (collectively the "Holders") purchased those certain 12% Secured Convertible Senior Bonds in the sum of $4,800,000.00 (the "1996 Notes") and warrants to purchase Common Stock of the Parent (the "1996 Warrants") issued by the Company. An Indenture was executed in association with the 1996 Notes (the "1996 Indenture").

       2. The Parent has entered into that certain Subscription Agreement (the "$17 Million Agreement") dated as of March 16, 1998 pursuant to which it proposes to issue $15 to $17 million of Notes, together with warrants to purchase common stock of the Parent. The parties to the $17 Million Agreement have made it a condition of that $17 Million Agreement that the 1996 Notes, 1996 Warrants and 1996 Indenture (collectively the "1996 Documents") be modified as set forth herein.

       3. Attached hereto as Exhibit "B" is that certain Trans World Gaming Corp., Trans World Gaming of Louisiana, Inc. First Amended Indenture dated as of March 31, 1998, as to the $4.8 million 12% Secured Senior Bonds due 2005 (the "Amended Indenture") and related bonds (the "Amended Bonds"). Attached hereto as Exhibit "C" is that certain form of amended 1996 Warrant (the "Amended Warrant"). In addition, a separate warrant to purchase Common Stock of the Parent is being issued pursuant to the Amended Indenture to replace certain conversion rights granted to the Holders in the 1996 Indenture (the "Conversion Warrant"). The Holder, subject to certain conditions as set forth herein, has agreed that the 1996 Documents shall be amended and restated in form and substance of the Amended Indenture, Amended Bonds and Amended Warrant as attached hereto, and the Conversion Warrant attached hereto as Exhibit "D".

                                       TERMS

       Intending to be legally bound, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

       1.     Amendment

       Subject to the terms and conditions set forth herein, the 1996 Documents shall be amended and restated pursuant to Section 8.2 of the 1996 Indenture substantially in the form of the Amended Indenture, Amended Bonds, Amended Warrant and Conversion Warrant attached hereto. As to the Amended Bonds, the principal amount thereof shall be the same as the principal amount of the 1996 Notes owned by the Holder, as shall the accrued unpaid interest. The number of shares of common stock of the Parent which may be obtained by the Amended Warrant shall be the number set forth on Exhibit "A" next to the Holder's names at the same strike price ($1.00) as the 1996 Warrants, with such Amended Warrants to expire December 31, 2005. The number of shares subject to the Conversion Warrant is also set forth in Exhibit "A" next to the Holder's name. Such number of shares of common stock issuable pursuant to both the Amended Warrant and the Original Warrant shall not be subject to adjustment by virtue of the warrants issued pursuant to the $17 Million Subscription Agreement or any other warrant, right or agreement in existence as of or as a result the Closing hereof.

       2. This amendment of the 1996 Documents as set forth herein shall occur in the event of the following:

              a.     In the event the $17 Million Subscription Agreement closes;
                     and

              b. In the event all of the Holders on Exhibit "A" hereto are a party to this Agreement.

       3.     Representations and Warranties of Holder.

       As of the Closing Date, the Holder represents and warrants as follows:

              a. The Holder is the owner, subject to paragraph C below, of and has not assigned, transferred, sold, pledged, optioned, endorsed or otherwise conveyed or transferred any interest in the 1996 Note or 1996 Warrant acquired by such Holder pursuant to the Subscription Agreement and as set forth opposite such Holder's name on Exhibit "A" hereto.

              b. The Holder has all requisite legal power and authority to enter into this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Holder, has been duly executed and delivered by an authorized officer or representative of the Holder, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, regardless of whether such enforceability is considered in a proceeding in law or in equity.

              c. The Holder has reviewed the Investment Representation Letter attached hereto as Exhibit "E". All information provided therein and in this Agreement is true and correct as of the date hereof and as of the date of the Closing hereof, except as modified as follows: New Generation Limited Partnership ("New Generation"), has entered into a "Put Option Agreement" with Christopher Baker pursuant to which, under certain conditions, New Generation can require Mr. Baker to purchase an agreed upon percentage of New Generation's Amended Bond plus accrued, unpaid interest, plus the Amended Warrants on such portion of the bond. Also, Fundamental Investors, L.P. ("Fundamental") has entered into a "Put Option Agreement" with Mr. Baker pursuant to which, immediately subsequent to the Closing hereof,

Fundamental has the right to sell Mr. Baker an agreed upon percentage of Fundamental's Amended Bond and the accrued unpaid interest thereon. Fundamental has also agreed to sell all Amended Warrants received by it on such bond to Mr. Baker. Execution of this Agreement shall be deemed execution of the Investment Representation Letter, as modified in its paragraph.

       4.     Representations and Warranties of the Company.

       As of the Closing Date, the Company represents and warrants to the Subscriber that:

       (a) ORGANIZATION, STANDING, ETC. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its assets and carry on its business as presently conducted. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted. Parent and Subsidiary have all requisite corporate power and authority to (i) execute, deliver, and perform their obligations under this Agreement, the Amended Indenture and Amended Bonds, the Amended Warrants, the Conversion Warrants and all other agreements and instruments executed and delivered pursuant to or in connection with this Agreement, the Amended Indenture, the Amended Bonds, the Conversion Warrant and Amended Warrants (collectively the "Operative Agreements"), and (ii) issue the Amended Bonds, the Conversion Warrants and the Amended Warrants in exchange for the 1996 Notes and 1996 Warrants.

       (b) AUTHORIZATION AND EXECUTION; AMENDED BONDS, CONVERSION WARRANTS AND AMENDED WARRANTS VALIDLY ISSUED. The execution, delivery and performance by Parent and Subsidiary of this Agreement and the other Operative Agreements, and the issuance of the Amended Bonds, the Conversion Warrants and the Amended Warrants hereunder have been duly and validly authorized by Parent and Subsidiary. This Agreement and the other Operative Agreements have been duly executed and delivered by Parent and Subsidiary and constitute valid and binding agreements of Parent and Subsidiary enforceable against Parent and Subsidiary in accordance with their respective terms. Upon the Closing, the Amended Bonds will be valid and binding obligations of the Parent and Subsidiary and the shares of common stock issuable pursuant to the Amended Warrants and the Conversion Warrants will upon issuance be duly and validly issued and outstanding, fully paid and nonassessable (other than the exercise price of the Amended Warrants and Conversion Warrants).

       (c) CONTRAVENTION. The execution, delivery and performance of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated thereby do not contravene or constitute a default under or violate (i) any provision of applicable law or regulation the violation of which would have a material adverse effect on Parent or Subsidiary or on the Amended Bonds, the Conversion Warrants and the Amended Warrants, (ii) the Articles of Incorporation and Bylaws of Parent or Subsidiary, or (iii) any agreements, judgment, injunction, order, decree or other instrument binding upon Parent or Subsidiary or any of their assets or properties, the violation of which would have a material adverse effect on Parent or Subsidiary or on the Amended Bonds, the Conversion Warrants and the Amended Warrants.

       For purposes of this Agreement, a "material adverse effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Parent and Subsidiary, (b) the ability of the Parent or Subsidiary to perform their respective obligations under this Agreement, or any other Operative Agreement to which any of them is a party, or (c) the validity, enforceability, perfection or priority of this Agreement or the rights or remedies of the Trustee or the holder of the Amended Bonds, Amended Warrants or Conversion Warrants.

       (d) GOVERNMENTAL REGULATIONS. Except as required pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and State securities laws, Parent and Subsidiary are not subject to any foreign, Federal or State law or regulation limiting their ability to enter into this Agreement or any other Operative Agreement, to issue the Amended Bonds, the Conversion Warrants and the Amended Warrants or to perform their obligations required thereby.

       5.     Surrender of Securities; Value of Securities.

       Immediately following the Closing, the Holder shall surrender to the Indenture Trustee the 1996 Note and the 1996 Warrant, which shall be replaced with the Amended Bond in the form attached hereto, the Amended Warrant in the form attached hereto and the Conversion Warrant in the form attached hereto.
The Parties hereby agree that, to the extent lawful, the parties will take the position, for income tax reporting purposes, that the value of the Amended Bonds are not greater than the value of the 1996 Notes and that the Amended Warrants and the Conversion Warrants have no value.

       6.     Closing.

       The closing this Agreement shall be deemed to occur simultaneously with and only in the event of the closing of the $17 Million Agreement (the "Closing"). The Holder acknowledges that the Amended Notes, Amended Warrants and Conversion Warrants shall be delivered subsequent to the Closing and that the 1996 Notes and 1996 Warrants shall be returned to the Indenture Trustee. The parties hereto agree to act in good faith and to use their best efforts to the extent additional documents, actions or information are necessary post-closing and covenant to cooperate with each other in taking all necessary actions related thereto.

       7.     Survival of Representations and Warranties.

       All representations and warranties contained in this agreement shall survive the execution and delivery of this Agreement.

       8.     Waiver of Jury Trial.

       Each of the parties hereto irrevocably and unconditionally waives the right to trial by jury in any legal or equitable action, suit or proceeding arising out of or relating to this agreement, the units or any other operative agreement or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing.

       9.     Notices to the Company.

       All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery:

       (a)    if to the Company, to it at the following address:

              Trans World Gaming Corp.
              One Penn Plaza
              Suite 1503
              New York, New York 10119
              Attn:  Dominick Valenzano, Chief Financial Officer

       (b)    if to the Indenture Trustee, to it at the following address:

              U.S. Trust Company of Texas
              2001 Ross Avenue
              Dallas, Texas 75201
              Attn:  John Stohlmann, Vice President

       (c) if to the Holder, to the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

       All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, certified mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is orally acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       10.    Notification of Changes.

       The Holder and the Company agree and covenant to notify the other promptly upon the occurrence of any event prior to the Closing which would cause any representation, warranty, covenant or other statement contained in this Agreement by such person so notifying to be false or incorrect or of any change in any statement made herein occurring prior to the Closing Date.

       11.    Assignability.

       This Agreement is not assignable by the Holder or the Company, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modifications, waiver or termination is sought.

       12.    Binding Effect.

       Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, and legal representatives, and assigns, including any transferee of the Amended Bonds, Amended Warrants and Conversion Warrants, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, and legal representatives and assigns. If the Holder is more than one person, the obligation of the Holder shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors. By entering into this Agreement, the Holder agrees that this agreement and the amendment to the 1996 Indenture authorized herein shall not constitute a default under the 1996 Indenture.

       13.    Obligations Irrevocable.

       The obligations of the Holder shall be irrevocable, except with the consent of the Company, until the Closing or earlier termination of the $17 Million Subscription Agreement.

       14.    Entire Agreement.

       This Agreement constitutes the entire agreement of the Holder and the Company relating to the matters contained herein, superseding all prior contracts, commitments, or agreements, whether oral or written.

       15.    Governing Law.

       This Agreement shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of NEW YORK, without reference to conflicts of laws principles.

       16.    Severability.

       If any provision of this Agreement or the application thereof to any Holder or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Holders or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       17.    Headings.

       The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

       18.    Counterparts.

       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

       IN WITNESS WHEREOF, the undersigned Holder and Company have executed this Consent to Amend Indenture, Bonds and Warrants this 25 day of March, 1998.

                                   CORPORATE HOLDER:

                                   By: _________________________________

                                   Its: ________________________________


                                   INDIVIDUAL HOLDER:

                                   By: _________________________________

                                   PARTNERSHIP HOLDER:

                                   By: _________________________________

                                   Its: ________________________________


                                   TRANS WORLD GAMING CORP:

                                   By: _________________________________

                                   Its: ________________________________


                                   TRANS WORLD GAMING
                                   OF LOUISIANA, INC.

                                   By: _________________________________

                                   Its: ________________________________

                                     Exhibit "A"




Name                        Series #      Series #      Principal Amount     Number of            Number of Shares as
of Holder                   of 1996       of 1996       of Amended Bond      Shares as to         to Conversion
                            Note          Warrant                            Amended              Warrant
                                                                             Warrant

Value Partners, Ltd.                                    $3,000,000           600,000              2,000,000

Anasazi Partners                                        $1,000,000           200,000                666,667
Limited Partnership

New Generation                                          $  500,000           100,000                333,333
Limited Partnership

Fundamental                                             $  200,000            40,000                133,333
Investors, L.P.

Kevin Friedson and
Lucille Friedson                                        $  100,000            20,000                 66,667

                                     Exhibit "B"

                          FORM OF AMENDED INDENTURE AND BOND

                                     Exhibit "C"

                               FORM OF AMENDED WARRANT

                      THESE SECURITIES HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                     OR ANY STATE SECURITIES ACT, AND MAY NOT BE
                     TRANSFERRED WITHOUT REGISTRATION UNDER SUCH
              ACTS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO
                  THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 WARRANT TO PURCHASE
                                     COMMON STOCK

                                   Series A. No. __


                               TRANS WORLD GAMING CORP.
                                (a Nevada corporation)


                                Dated: March 31, 1998



       THIS CERTIFIES that _____________ (together with its successors or permitted assigns, the "Holder") is entitled to purchase from Trans World Gaming Corp., a Nevada corporation ("Company") up to ________ shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a purchase price of $1.00 per share of Common Stock (the "Warrant Price"), subject to adjustment as hereafter provided.

       This Warrant is issued pursuant to that certain Consent to Amend Indenture, Bonds and Warrants Agreement dated as of March 25, 1998 (the "Agreement"), between the Company and the Holder.

       1.     EXERCISE OF THE WARRANT.

       The rights represented by this Warrant may be exercised at any time on or before 5:00 p.m., New York time, on December 31, 2005, in whole or in part, by
(i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Warrant Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraph (b), (c) and (d) of Paragraph 6 hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Common Stock shall be issuable upon such exercise shall become the Holder or Holders of record of such Common Stock at that time and date. The Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised. If at any time this Warrant is exercised as to less than the total number of shares for which it may be exercised, and this Warrant shall not have expired, the Company shall promptly issue to the Holder a new Warrant identical in form as to this Warrant as to the remaining shares hereunder.

       2.     TRANSFER.

       Subject to the legend set forth at the top of the first page hereof, this Warrant may be assigned in whole or in part by the Holder by (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 9(b), hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of shares of Common Stock as are then purchasable hereunder.

       3.     COVENANTS OF THE COMPANY.

              (a) The Company covenants and agrees that all Common Stock and Common Stock issuable upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will, for Company obligations, attach to the holder thereof by reason of being such a holder, other than as set forth herein.

              (b) The Company covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.


       4.     NO RIGHTS OF STOCKHOLDER.

       This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

       5.     REGISTRATION.

              (a) The Holder shall have the right to have the shares of Common Stock underlying this Warrant registered as part of the next public offering of the Common Stock. If no Common Stock offering has occurred by June 30, 1998, then upon the written request of any combination of the holders of Common Stock or of Warrants issued by the Company and collectively exercisable into not less than 100,000 shares of Common Stock (as such number may be adjusted under Paragraph 7), and on a one-time basis, the Company shall file, within ninety (90) days after written request such registration, and use its best efforts to cause to be declared effective ninety (90) days thereafter, by the Securities and Exchange Commission, a registration statement or post-effective amendment thereto as permitted under the Securities Act of 1933, as amended (the "Act"), covering the sale by the Holder of the Common Stock issuable upon exercise of this Warrant or any portion hereof (the "Registerable Securities"). The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such Holder reasonably designates and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, and furnish indemnification in the manner provided in Paragraph 6 hereto. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6.

              (b) The Company will maintain such registration statement or post-effective amendment current and effective under the Act until two years following the expiration of the exercisability of this Warrant, or until shares owned by the Holder are eligible for sale without restriction under Rule 144.

              (c) The Company shall bear the entire cost and expense of any registration of securities under Paragraph 5 hereof. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto.

              (d)    In addition the Company shall:

                     (i) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder;

                     (ii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                     (iii) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                     (iv) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                     (v) notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                     (vi) furnish, at the request of the Holder on the date such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registrable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such letters; and

                     (vii) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities.

       6.     INDEMNIFICATION.

              (a) Whenever pursuant to Paragraph 5 a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, director, employee, partner or agent of the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, director, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities joint or several, to which the Distributing Holder, any such underwriter or any other person described above may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such underwriter or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, or underwriter or such other person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter or any other such person for use in the preparation thereof, and
(ii) such losse, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

              (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed, amended or supplemented under the Act, the Distributing Holder will indemnify and hold harmless the Company and each underwriter, each of their respective directors, each of their respective officers, employees, partners and agents thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, employees, partners and agents or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, employees, partners and agents or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

              (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

              (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnified party will be entitled to participate in, and , to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnifying party, and after notice from the indemnified party to such indemnifying party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

       7.     ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SECURITIES.

              (a) The Warrant Price shall be subject to adjustment from time to time as follows:

                     (i) In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                            (A) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by

                            (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

              For the purposes of any computation to be made in accordance with the provision of this clause (i), the following provisions shall be applicable:
Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                     (ii) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                     (iii) In case the Company shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) at a price per share less than the Market Price per share of Common Stock (treating the price per share of any security exchangeable or exercisable into Common Stock as equal to (x) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuance or sales of Common Stock pursuant to any employee benefit plan, then, and in each such case, the number of shares of Common Stock thereafter purchasable upon exercise of a Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Market Price per share of Common Stock on such date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively immediately after the close of business on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights; PROVIDED, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(a) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrant or other right. Notwithstanding the foregoing, in the event of such issuance or sale of Common Stock at a cash price less than the Market Price, no such adjustment under this Section 7(a) need be made to the number of shares underlying the Warrant unless such adjustment would require an increase or decrease of at least 1% of the number of shares underlying the Warrant. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of number of shares underlying the Warrant. For the purpose of this Agreement, the term "Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question as reported by NASDAQ or an equivalent generally accepted reporting service, or
                            (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. The closing price referred to above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange or automated quotation system on which the Common Stock is then listed. Whenever the number of shares of Common Stock purchasable upon exercise of each Warrant is adjusted, the Warrant Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

                     (iv) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Price or number of shares issuable upon exercise of this Warrant has been adjusted as herein provided, the Company shall deliver to the Holder a certificate signed by the President or Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment.

              (b) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend or distribution payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the record date thereof, by reason of such dividend, distribution or subdivision, the number of shares of Common Stock issuable upon the exercise of the Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the record date thereof, the number of shares of Common Stock issuable upon the exercise of the Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

              (c) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of the Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of common stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of the Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise or expiration of the Warrant.

              (d) Subject to the provisions of this Section, in case the Company shall, at any time prior to the exercise of the Warrant, desire to declare a dividend or make any distribution of its assets to holders of its Common Stock, whether as a liquidating or a partial liquidating dividend or for any other purpose, the Company shall provide the holder of the Warrant with written notice of such intent not less than thirty (30) days prior to the record date to determine holders of Common Stock entitled to receive such distribution and the holder of this Warrant shall have until 5:00 p.m. EST on the twentieth
(20th) day following the actual receipt of such notice to elect whether to exercise this Warrant in accordance with the terms herein. In the event of proper election to exercise the Warrant, the holder of this Warrant shall be deemed to be a holder of Common Stock as of the record date for such distribution. Should the holder of the Warrant elect to exercise his Warrant within 20 days after the record date for the determination of those holders of Common Stock entitled to such dividend or distribution, he shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to the holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution.

              (e) In case of the dissolution, liquidation or winding-up of the Company, all rights under the Warrant shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of this Warrant, as the same shall appear on the books of the Company, by registered mail at least thirty (30) days prior to such termination date.

              (f) In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder hereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder hereof to participate in such offer of subscription shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

              (g) Any adjustment pursuant to the aforesaid provisions shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

              (h) Irrespective of any adjustment in the Warrant Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants previously or hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

              (i) The Company shall retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section.

              (j) If at any time, as a result of an adjustment made pursuant to this Paragraph 7, the Holder of this Warrant shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock.

       8.     FRACTIONAL SHARES.

       The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant; provided, however, that if a Holder exercises all the Warrants held of record by such Holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares, if the fraction is equal to or greater than .5, and down if the fraction is less than .5.


       9.     MISCELLANEOUS.

              (a) This Warrant shall be governed by and in accordance with the laws of the State of New York.

              (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, One Penn Plaza, Suite 1503, New York, NY 10119.

              (c) All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

              (d) Nothing in this Warrant other than Section 6 shall be construed to give to any person or corporation other than the Company and the registered Holder or Holders, any legal or equitable right, and this Warrant is for the sole and exclusive benefit of the Company and the Holder or Holders.

       IN WITNESS WHEREOF, Trans World Gaming Corp. has caused this warrant to be signed by its duly authorized officer and this Warrant to be dated March 31, 1998.

                                                 TRANS WORLD GAMING CORP.

                                                 By: ___________________________
                                                 Its: __________________________

                                       FORM OF
                                  NOTICE OF EXERCISE


                         (To be executed upon partial or full
                     exercise of the Warrants represented hereby)


The undersigned registered Holder of the Warrants represented by the attached Warrant Certificate irrevocably exercises such Warrant for and purchases ______________________ (___________) shares of Common Stock of Trans World
Gaming Corp. (the "Company").

The undersigned herewith makes payment therefore in the amount of $____________, consisting of $ ____________ by wire transfer or certified or cashiers' check at a price of $_____ per share and requests that a certificate (or certificates) in denominations of ______________ (___________) shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to the undersigned or such designee of the undersigned and, if such shares of Common Stock (together with any shares issued upon exercise of other Warrants or replacement Warrants) shall not include all of the shares of Common Stock issuable upon exercise of all Warrants represented by such Warrant Certificate (or if a new or replacement Warrant is otherwise to be provided pursuant to the Warrant Certificate), that a new or replacement Warrant Certificate of like tenor for the number of Warrants not being exercised (and not being surrendered) hereunder be issued in the name of and delivered to the undersigned, whose address is
__________________________.

Dated: __________, 199__.


                                          ________________________
                                          (Signature of Registered Holder)

                                          By:________________________
                                          Title:_____________________

                                    Exhibit "D"

                             FORM OF CONVERSION WARRANT

                      THESE SECURITIES HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                     OR ANY STATE SECURITIES ACT, AND MAY NOT BE
                     TRANSFERRED WITHOUT REGISTRATION UNDER SUCH
              ACTS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO
                  THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 WARRANT TO PURCHASE
                                     COMMON STOCK

                                   Series B. No. __


                               TRANS WORLD GAMING CORP.
                                (a Nevada corporation)


                                Dated: March 31, 1998



       THIS CERTIFIES that _____________ (together with its successors or permitted assigns, the "Holder") is entitled to purchase from Trans World Gaming Corp., a Nevada corporation ("Company") up to ________ shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a purchase price of $1.50 per share of Common Stock (the "Warrant Price"), subject to adjustment as hereafter provided.

       This Warrant is issued pursuant to that certain Consent to Amend Indenture, Bonds and Warrants and that certain First Amended Indenture dated as of March 31, 1998 as to the $4,800,000.00 12% Secured Senior Bonds due 2005 dated as of March 25, 1998 (the "Agreement"), between the Company and the Holder.

       1.     EXERCISE OF THE WARRANT.

       The rights represented by this Warrant may be exercised at any time on or before 5:00 p.m., New York time, on December 31, 2005, in whole or in part, by
(i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the

Company); (ii) payment to the Company of the Warrant Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraph (b), (c) and (d) of Paragraph 6 hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Common Stock shall be issuable upon such exercise shall become the Holder or Holders of record of such Common Stock at that time and date. The Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised. If at any time this Warrant is exercised as to less than the total number of shares for which it may be exercised, and this Warrant shall not have expired, the Company shall promptly issue to the Holder a new Warrant identical in form as to this Warrant as to the remaining shares hereunder.


       2.     TRANSFER.

       Subject to the legend set forth at the top of the first page hereof, this Warrant may be assigned in whole or in part by the Holder by (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 9(b), hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of shares of Common Stock as are then purchasable hereunder.

       3.     COVENANTS OF THE COMPANY.

              (a) The Company covenants and agrees that all Common Stock and Common Stock issuable upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will, for Company obligations, attach to the holder thereof by reason of being such a holder, other than as set forth herein.

              (b) The Company covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.


       4.     NO RIGHTS OF STOCKHOLDER.

       This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

       5.     REGISTRATION.

              (a) The Holder shall have the right to have the shares of Common Stock underlying this Warrant registered as part of the next public offering of the Common Stock. If no Common Stock offering has occurred by June 30, 1998, then upon the written request of any combination of the holders of Common Stock or of Warrants issued by the Company and collectively exercisable into not less than 100,000 shares of Common Stock (as such number may be adjusted under Paragraph 7), and on a one-time basis, the Company shall file, within ninety (90) days after written request such registration, and use its best efforts to cause to be declared effective ninety (90) days thereafter, by the Securities and Exchange Commission, a registration statement or post-effective amendment thereto as permitted under the Securities Act of 1933, as amended (the "Act"), covering the sale by the Holder of the Common Stock issuable upon exercise of this Warrant or any portion hereof (the "Registerable Securities"). The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such Holder reasonably designates and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, and furnish indemnification in the manner provided in Paragraph 6 hereto. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6.

              (b) The Company will maintain such registration statement or post-effective amendment current and effective under the Act until two years following the expiration of the exercisability of this Warrant, or until shares owned by the Holder are eligible for sale without restriction under Rule 144.

              (c) The Company shall bear the entire cost and expense of any registration of securities under Paragraph 5 hereof. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto.

              (d)    In addition the Company shall:

                     (i) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder;

                     (ii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                     (iii) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                     (iv) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                     (v) notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                     (vi) furnish, at the request of the Holder on the date such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registrable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such letters; and

                     (vii) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities.

       6.     INDEMNIFICATION.

              (a) Whenever pursuant to Paragraph 5 a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, director, employee, partner or agent of the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, director, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities joint or several, to which the Distributing Holder, any such underwriter or any other person described above may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such underwriter or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, or underwriter or such other person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter or any other such person for use in the preparation thereof, and
(ii) such losse, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

              (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed, amended or supplemented under the Act, the Distributing Holder will indemnify and hold harmless the Company and each underwriter, each of their respective directors, each of their respective officers, employees, partners and agents thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, employees, partners and agents or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, employees, partners and agents or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

              (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

              (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnified party will be entitled to participate in, and , to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnifying party, and after notice from the indemnified party to such indemnifying party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

       7.     ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SECURITIES.

              (a) The Warrant Price shall be subject to adjustment from time to time as follows:

                     (i) In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                            (A) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by

                            (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

              For the purposes of any computation to be made in accordance with the provision of this clause (i), the following provisions shall be applicable:
Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                     (ii) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                     (iii) In case the Company shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) at a price per share less than the Market Price per share of Common Stock (treating the price per share of any security exchangeable or exercisable into Common Stock as equal to (x) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuance or sales of Common Stock pursuant to any employee benefit plan, then, and in each such case, the number of shares of Common Stock thereafter purchasable upon exercise of a Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Market Price per share of Common Stock on such date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively immediately after the close of business on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights; PROVIDED, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(a) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrant or other right. Notwithstanding the foregoing, in the event of such issuance or sale of Common Stock at a cash price less than the Market Price, no such adjustment under this Section 7(a) need be made to the number of shares underlying the Warrant unless such adjustment would require an increase or decrease of at least 1% of the number of shares underlying the Warrant. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of number of shares underlying the Warrant. For the purpose of this Agreement, the term "Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question as reported by NASDAQ or an equivalent generally accepted reporting service, or
                            (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. The closing price referred to above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange or automated quotation system on which the Common Stock is then listed. Whenever the number of shares of Common Stock purchasable upon exercise of each Warrant is adjusted, the Warrant Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

                     (iv) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Price or number of shares issuable upon exercise of this Warrant has been adjusted as herein provided, the Company shall deliver to the Holder a certificate signed by the President or Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment.

              (b) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend or distribution payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the record date thereof, by reason of such dividend, distribution or subdivision, the number of shares of Common Stock issuable upon the exercise of the Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the record date thereof, the number of shares of Common Stock issuable upon the exercise of the Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

              (c) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of the Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of common stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of the Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise or expiration of the Warrant.

              (d) Subject to the provisions of this Section, in case the Company shall, at any time prior to the exercise of the Warrant, desire to declare a dividend or make any distribution of its assets to holders of its Common Stock, whether as a liquidating or a partial liquidating dividend or for any other purpose, the Company shall provide the holder of the Warrant with written notice of such intent not less than thirty (30) days prior to the record date to determine holders of Common Stock entitled to receive such distribution and the holder of this Warrant shall have until 5:00 p.m. EST on the twentieth
(20th) day following the actual receipt of such notice to elect whether to exercise this Warrant in accordance with the terms herein. In the event of proper election to exercise the Warrant, the holder of this Warrant shall be deemed to be a holder of Common Stock as of the record date for such distribution. Should the holder of the Warrant elect to exercise his Warrant within 20 days after the record date for the determination of those holders of Common Stock entitled to such dividend or distribution, he shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to the holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution.

              (e) In case of the dissolution, liquidation or winding-up of the Company, all rights under the Warrant shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of this Warrant, as the same shall appear on the books of the Company, by registered mail at least thirty (30) days prior to such termination date.

              (f) In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder hereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder hereof to participate in such offer of subscription shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

              (g) Any adjustment pursuant to the aforesaid provisions shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

              (h) Irrespective of any adjustment in the Warrant Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants previously or hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

              (i) The Company shall retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section.

              (j) If at any time, as a result of an adjustment made pursuant to this Paragraph 7, the Holder of this Warrant shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock.


       8.     FRACTIONAL SHARES.

       The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant; provided, however, that if a Holder exercises all the Warrants held of record by such Holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares, if the fraction is equal to or greater than .5, and down if the fraction is less than .5.

       9.     MISCELLANEOUS.

              (a) This Warrant shall be governed by and in accordance with the laws of the State of New York.

              (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, One Penn Plaza, Suite 1503, New York, NY 10119.

              (c) All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

              (d) Nothing in this Warrant other than Section 6 shall be construed to give to any person or corporation other than the Company and the registered Holder or Holders, any legal or equitable right, and this Warrant is for the sole and exclusive benefit of the Company and the Holder or Holders.

       IN WITNESS WHEREOF, Trans World Gaming Corp. has caused this warrant to be signed by its duly authorized officer and this Warrant to be dated March 31, 1998.

                                                 TRANS WORLD GAMING CORP.

                                                 By:____________________________
                                                 Its: __________________________

                                       FORM OF
                                  NOTICE OF EXERCISE


                         (To be executed upon partial or full
                     exercise of the Warrants represented hereby)


The undersigned registered Holder of the Warrants represented by the attached Warrant Certificate irrevocably exercises such Warrant for and purchases ______________________ (___________) shares of Common Stock of Trans World
Gaming Corp. (the "Company").

The undersigned herewith makes payment therefore in the amount of $____________, consisting of $ ____________ by wire transfer or certified or cashiers' check at a price of $_____ per share and requests that a certificate (or certificates) in denominations of ______________ (___________) shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to the undersigned or such designee of the undersigned and, if such shares of Common Stock (together with any shares issued upon exercise of other Warrants or replacement Warrants) shall not include all of the shares of Common Stock issuable upon exercise of all Warrants represented by such Warrant Certificate (or if a new or replacement Warrant is otherwise to be provided pursuant to the Warrant Certificate), that a new or replacement Warrant Certificate of like tenor for the number of Warrants not being exercised (and not being surrendered) hereunder be issued in the name of and delivered to the undersigned, whose address is __________________________.

Dated: __________, 199__.


                                          ________________________________
                                          (Signature of Registered Holder)

                                          By:_____________________________
                                          Title:__________________________



                                    Exhibit "D"

                                    Exhibit "E"

                           INVESTMENT REPRESENTATION LETTER
                                (Accredited Investor)

                                   March __, 1998


Trans World Gaming Corp
Trans World Gaming of Louisiana
One Penn Plaza, Suite 1503
New York, New York 10119

Attn: Mr. Andrew Tottenham, President


Dear Mr. Tottenham:

       This letter is submitted in conjunction with the execution and delivery of the First Amended Indenture (herein so called) dated as of March_,1998, between Trans World Gaming Corp. and Trans World Gaming of Louisiana, Inc. (collectively, the "Company") and U.S. Trust Company of Texas, N.A. ("Trustee") and the issuance by the Company to the undersigned of its 12% Senior Bonds Due 2005 (the "Bonds") and certain Warrants as described herein, pursuant to the terms and conditions contained in the Consent to Amend Indenture, Bonds and Warrants. The undersigned Purchaser is exchanging its 12% Secured Convertible Senior Bonds Due 1999 (the "1999 Bonds") for the Bonds, its warrants issued in association with the 1999 Bonds for the "Amended Warrants" and additional warrants in exchange for the cancellation of certain conversion rights pursuant to the terms of the First Amended Indenture (the "Conversion Warrants"). In order to induce the Company issue the Bonds, the Amended Warrants and the Conversion Warrants (collectively the "Unit") to the Purchaser, the Purchaser makes the representations and warranties contained herein.

       The Company has informed the Purchaser that the Units have not been registered with the Securities and Exchange Commission nor with the securities authorities of any state, and that the Units must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, and the appropriate state securities laws, or an exemption from such registration is available and counsel to the Purchaser provides an opinion regarding such exemption which is satisfactory to the Company. The Purchaser understands that the Company is under no obligation to register the Units or to comply with any such exemption, except as may be set forth in any binding agreement between the parties. The Purchaser understands that no federal or state securities authority has made any finding or determination as to the fairness of investment in, nor any recommendation or endorsement of, the Units.

       The Purchaser hereby represents and warrants to the Company that Purchaser is purchasing the Units for Purchaser's own account for investment and not with a view to dividing the Units with others, or with a view to or in connection with an offering or any distribution, and that the Purchaser has no present intention of selling or otherwise disposing of the Units.

       In order to assure the Company with respect to the foregoing, the Purchaser further represents and warrants the following facts:

              (a) Except as specifically noted above, it is the present intention of the Purchaser to receive and hold the Units for the private personal investment of the Purchaser for Purchaser's own account. Any sale or exchange or offer of the Units will be made only if the Units are registered under the Securities Act of 1933, as amended, or the sale can be made pursuant to an exemption from the registration requirements of such Act and any applicable state Securities act and such exception is set forth in an opinion of Purchaser's counsel satisfactory to the Company.

              (b) The Purchaser has no contract, understanding, agreement or arrangement with any person or entity to sell or transfer to any such persons or entities, or to anyone, or to have any such person or entity sell for the Purchaser the Units and the Purchaser is not engaged in, and does not plan to engage, within the foreseeable future, in any discussion with any person or entity relating to the sale or transfer of the Units.

              (c) Except as specifically noted above, as of the present date, the Purchaser is not aware of any occurrence, event or circumstance upon the happening of which Purchaser intends to transfer or sell the Units, or any part thereof, and the Purchaser does not have any present intention to sell the Units, or any part thereof, after the lapse of any particular period of time. Purchaser understands that Purchaser may be required to bear the economic risks of Purchaser's investment in the Units for an indefinite period of time.

              (d) The Purchaser has no present obligation, indebtedness or commitment and has no knowledge of any circumstances in existence, which would compel the Purchaser to secure funds by the sale of the Units, nor is the Purchaser a party to any plans or undertakings requiring funds, which plans or undertakings can be consummated only by the sale of all or part of the Units.

              (e) The Undersigned is an "Accredited Investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

              (f) The negotiations for the purchase of such Units have been conducted directly between the Purchaser on the one hand and the Company on the other. The Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company and its officers concerning the terms and conditions of the sale of the Units and other matters pertaining to the investment in the Company in order for the Purchaser to evaluate the merits and risks of purchase of the Units. The Purchaser acknowledges that Purchaser has been furnished all information that Purchaser has requested to the extent that Purchaser considers necessary and advisable, and such information, along with the information and advice provided by the Purchaser Representative, is reasonable upon which to base an investment decision.

              (g) The Purchaser acknowledges Purchaser's understanding that the offering and sale of the Units is intended to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) of that Act, and that the Company is relying upon the representations made by the Purchasers herein for the purposes of qualifying such offering thereunder.

              (h) Investment in the Units is speculative and involves a high degree of risk of loss by the Purchaser of the Purchaser's entire investment. The Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Units, can bear the economic risk of losing Purchaser's entire investment, has adequate means for providing for Purchaser's current needs and personal contingencies, and has no need for liquidity in an investment in the Units and is capable of evaluating the merits and risks of the investment in the Units.

       The Purchaser further understands that in the event Purchaser should in fact resell the Units, or any part thereof, within the foreseeable future, Purchaser may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended. The Purchaser further understands and agrees that the Units cannot be offered for sale, sold or otherwise transferred on the register of the Company until Purchaser has notified the Company in writing of Purchaser's intention to do so and unless and until the Company, if it deems appropriate, has been furnished with an opinion of counsel for the Purchaser satisfactory to counsel for the Company that such sale or transfer does not involve a violation of the Securities Act of 1933, as amended, or the securities laws of any state having jurisdiction. The Purchaser agrees that the an appropriate restrictive legend may be placed on the certificates evidencing any Units issued pursuant hereto.

       The Purchaser agrees that transfer of the Units may be refused by the Company or its transfer agent if, in the opinion of counsel for the Company, any proposed sale or transfer by the Purchaser of the Units would not be in compliance with the applicable federal and state securities laws. The Purchaser has not received any offering materials from the Company and the investment is not made as a result of any general solicitation or advertisements.

                                      Sincerely,